SGB INTERNATIONAL HOLDINGS INC.

SUPPLEMENTAL MAILING LIST FORM

National Instrument 51-102 Continuous Disclosure Obligations mandates that SGB International Holdings Inc. (the “Company”) send annually a request form to registered holders and beneficial owners of securities to enable such holders and owners to request a copy of the Company’s annual financial statements and related MD&A and/or interim financial statements and related MD&A (collectively, the “Statements”), in accordance with the procedures set out in National Instrument 54-101 Communication with Beneficial Owners of Securities of a Reporting Issuer. If you wish to receive either or both of the Statements, you must complete this form and forward it to the Company’s transfer agent at the following address:

PACIFIC STOCK TRANSFER COMPANY
500 E. Warm Springs Road, Suite 240
Las Vegas NV 89119
U.S.A.

Please note that both registered holders and beneficial owners should return the form; registered holders will not automatically receive the Statements (registered holders are those with shares registered in their name; beneficial owners have their shares registered in an agent, broker, or bank’s name).

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If you wish to receive the Statements, please complete below and return.

_________________	(Please PRINT your name and address)

_________________	Interim Financial Statements and MD&A

_________________	Annual Financial Statements and MD&A

(First Name and Surname)

(Number and Street) (Apartment/Suite)

(City, Province/State, Country)

(Postal Code)

(Email Address)

Signed:
(Signature of Shareholder)

Dated: